Exhibit 99.19

        (Text of graph posted to Ashland Inc.'s website concerning
            APAC's 14-State Weighted Retail Diesel Price Index)


   APAC's 14-State Weighted Retail Diesel Price Index (cents per gallon)


             2001     2002     2003     2004     2005     2006    2001-2005 Avg.
            ------   ------   ------   ------   ------   ------   --------------
January     149.26   113.00   146.95   152.19   193.28   243.96       150.93
February    146.71   112.80   163.90   153.88   197.00   244.37       154.86
March       135.85   120.37   167.25   158.18   215.48   252.16       159.43
April       138.11   127.71   150.70   162.00   222.99   269.41       160.30
May         144.73   127.42   142.26   165.42   214.93   283.18       158.95
June        143.23   125.11   138.35   164.39   226.63   284.31       159.54
July        133.89   126.73   139.27   167.71   233.24   289.18       160.17
August      135.50   129.17   143.88   178.34   243.34                166.05
September   143.93   137.26   141.76   187.75   277.05                177.55
October     129.99   143.41   144.01   208.91   311.07                187.48
November    121.61   138.17   143.86   210.43   251.66                173.14
December    113.97   139.79   144.64   197.90   241.06                167.47
Average     136.40   128.41   147.23   175.59   235.64   266.65       164.66

